Exhibit 3.1


                            CERTIFICATE OF FORMATION
                                       OF
                            FRANKLIN RECEIVABLES LLC


            This Certificate of Formation of Franklin Receivables LLC is being duly executed and filed by Franklin Capital Corporation, as an authorized person, through its president Jennifer J. Bolt, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. ss. 18-101, et seq.).

            FIRST: The name of the limited liability company formed hereby is FRANKLIN RECEIVABLES LLC.

            SECOND: The address of the registered office of Franklin Receivables LLC in the State of Delaware and the name and address of the registered agent for service of process on Franklin Receivables LLC in the State of Delaware are:
The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

            THIRD: This Certificate of Formation shall be effective on the date of filing.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 2nd day of June, 1998.



                                    FRANKLIN CAPITAL CORPORATION

                                    By: /s/ Jennifer J. Bolt
                                        ---------------------------------
                                    Name: Jennifer J. Bolt
                                    Title: President